Exhibit 23

Consent of Independent Accountants






We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (333-53087) and in the Registration Statements on Form S-8 (No. 333-35529, No. 333-35531, No. 333-27081, No. 333-16833, No. 33-50371, No. 33-21717 and No. 33-40438) of Arvin
Industries, Inc. of our report dated January 29, 1999, except as to Note 15 which is as of February 26, 1999 appearing on Page 38 of this Form 10-K.



PricewaterhouseCoopers LLP

Indianapolis, Indiana
March 1, 1999

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